UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 24, 2014

Inter Parfums, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Certain portions of our press release dated April 24, 2014, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 2.02. They are as follows:

•	Portions of the 1st paragraph relating to consolidated net sales for the first quarter ended March 31, 2014

•	Portions of the 1st paragraph and the entire 2nd paragraph (table) relating to net sales of continuing brands for the first quarter ended March 31, 2014

•	Portions of the 3rd paragraph relating to net sales of European operations for the first quarter ended March 31, 2014

•	Portions of the 4th paragraph relating to net sales of United States operations for the first quarter ended March 31, 2014.

Item 7.01 Regulation FD Disclosure.

Certain portions of our press release dated April 24, 2014, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

•	Portions of the 1st paragraph relating to plans to release results

•	Portions of the 3rd paragraph relating anticipated product launches of European operations

•	Portions of the 4th paragraph relating to anticipated product launches of United States operations

•	The 5th paragraph relating to 2014 guidance

•	The 7th paragraph relating to forward looking information

•	The following paragraphs (or portions thereof) relating to Regulation G, Conditions of Use of Non-GAAP Financial Measures –

•	1st paragraph relating to net sales of ongoing bands

•	Entire 2nd paragraph (table) relating to net sales of ongoing bands for the first quarter ended March 31, 2014

•	Entire eighth paragraph relating to Regulation G disclosures

•	The balance of such press release not otherwise incorporated by reference in Item 2.02

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated April 24, 2014.

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 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: April 24, 2014	Inter Parfums, Inc.

	By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President

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